EXHIBIT 5.1

December 3, 2020

California Resources Corporation
27200 Tourney Road, Suite 200
Santa Clarita, California 91355

Re:       Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel for California Resources Corporation, a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the preparation and filing of a Registration Statement on Form S-1 by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the resale of up to 72,414,790 shares of common stock, par value $0.01 per share, of the Company (“Common Stock”), consisting of up to (i) 71,769,343 shares of Common Stock currently outstanding (the “Selling Stockholder Shares”) and (ii) 645,447 shares of Common Stock (the “Warrant Shares” and, together with the Selling Stockholder Shares, the “Shares”) issuable upon the exercise of certain outstanding warrants (the “Warrants”) issued by the Company pursuant to that certain Warrant Agreement dated as of October 27, 2020 (the “Warrant Agreement”), between the Company and American Stock Transfer & Trust Company, LLC, in each case by the selling security holders identified in the Registration Statement (as defined below). The Shares are being offered and sold pursuant to a prospectus forming a part of a Registration Statement on Form S-1 under the Securities Act, originally filed with the Securities and Exchange Commission on the date hereof by the Company (such registration statement as amended and supplemented, the “Registration Statement” and the prospectus contained therein, the “Prospectus”).

In connection with the opinion expressed herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company, each as amended to the date hereof, (ii) the Registration Statement, (iii) resolutions of the board of directors of the Company that have occurred prior to the date hereof with respect to the Registration Statement, (iv) the Warrants and the Warrant Agreement, and (v) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinion hereafter expressed. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinion expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

In connection with rendering the opinion set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents examined

Vinson & Elkins LLP Attorneys at Law Austin Dallas Dubai Houston London New York Richmond Riyadh San Francisco Tokyo Washington	1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 velaw.com

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by us are genuine, (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents, (iv) the Registration Statement, and any amendments thereto (including any post-effective amendments), will have become effective, and (v) all Shares will be issued and/or sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the Prospectus relating thereto. We have also assumed that at the time of issuance of the Warrant Shares, (a) the Company will validly exist and be duly qualified and in good standing under the laws of its jurisdiction of formation, (b) the Company will have the necessary organizational power and authority to issue the Warrant Shares, and (c) the Company will have made available for issuance such Warrant Shares.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that (i) the Selling Stockholder Shares are validly issued, fully paid and nonassessable and (ii) the Warrant Shares, when issued by the Company upon exercise of the Warrants and full payment of the applicable exercise prices pursuant to the terms and conditions of the Warrants and the Warrant Agreement, will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Vinson & Elkins L.L.P.
Vinson & Elkins L.L.P.